UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2006, the Compensation Committee of the Board of Directors of Placer Sierra Bancshares (NASDAQNMS: PLSB) (the “Company”) adopted amendments to the Company’s 2006 Executive Annual Incentive Plan Document to clarify which executive vice presidents may participate in the plan and to clarify a performance metric related to return on average equity. The 2006 Executive Annual Incentive Plan Document was originally adopted on May 30, 2006. The 2006 Executive Annual Incentive Plan Document, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the 2006 Executive Annual Incentive Plan Document, as amended, executives may earn bonuses if certain metrics related to return on average assets, return on average equity, net income, core deposit growth rate, net loan growth and leadership and teamwork for the 2006 fiscal year are met. As of the date of the filing of this Form 8-K, executive officers who would qualify as the Company’s named executive officers (as defined in Item 401(a)(3) of Regulation S-K) that are eligible to participate in the plan are: Randall E. Reynoso, the Chief Operating Officer of the Company and the Company’s wholly owned subsidiary, Placer Sierra Bank; Marshall V. Laitsch, President, Southern California Division of Placer Sierra Bank, and; Angelee J. Harris, Executive Vice President and General Counsel of Placer Sierra Bancshares. The plan allows Mr. Reynoso to receive up to 60% of his base salary, Mr. Laitsch to receive up to 50% of his base salary and Ms. Harris to receive up to 50% of her base salary. In addition, five other executive officers of the Company and the Bank are entitled to receive up to 50% or up to 45% of their respective base salaries. The Company’s Chief Executive Officer, Frank J. Mercardante, and the Company’s Chief Financial Officer, David E. Hooston, will not participate in the plan.

On September 11, 2006, the Compensation Committee also approved increasing the director fees of the Board’s newly appointed Chairman of the Board, Larry Mitchell by $1,500 a month. The fee increase was approved on an interim basis until the Compensation Committee obtains a formal salary survey or compensation study.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	2006 Executive Annual Incentive Plan Document, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date September 15, 2006

/s/ David E. Hooston
David E. Hooston Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	2006 Executive Annual Incentive Plan Document, as amended